As filed with the Securities and Exchange Commission on December 19, 1996

                                                     Registration No. 33-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                               TIG HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                      94-3172455
   (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                      Identification No.)

65 EAST 55TH STREET, 28TH FLOOR
NEW YORK, NY                                                 10022
(Address of principal executive offices)                  (zip code)


                               TIG HOLDINGS, INC.
                      DIVERSIFIED SAVINGS RESTORATION PLAN
                            (full title of the plan)


                              PETER M. ACTON, ESQ.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                               TIG HOLDINGS, INC.
                               65 EAST 55TH STREET
                                   28TH FLOOR
                               NEW YORK, NY 10022
                     (Name and address of agent for service)

                                 (212) 446-2700
          (Telephone number, including area code, of agent for service)

                      ------------------------------------

                         CALCULATION OF REGISTRATION FEE


                                           Proposed         Proposed
                                            maximum          maximum
Title of          Amount                    offering        aggregate           Amount of
Securities to     to be                     price pe         offering         registration
be Registered     Registered                unit              price               fee
-------------     ----------                ----              -----               ---
Plan
Obligations(1)    $3,000,000                100%            $3,000,000          $910.00

         Represents unsecured obligations of TIG Holdings, Inc. to pay deferred compensation to participants in the TIG Holdings, Inc. Diversified Savings Restoration Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation Of Documents By Reference

         The following documents are incorporated herein by reference:

(a) Annual Report on Form 10-K of TIG Holdings, Inc. (the "Registrant") for the year ended December 31, 1995;

(b) The Quarterly Reports on Form 10-Q of the Registrant for the quarters ended March 31, June 30 and September 30, 1996, and the amendment on Form 10-Q/A of the Form 10-Q for the quarter ended September 30, 1996; and

(c)      All other reports filed by the Registrant pursuant to Section 13(a) or
         Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1995.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.  Description Of Securities

         The securities registered hereby are being issued under the TIG Holdings, Inc. Diversified Savings Restoration Plan (the "Plan") and represent unsecured obligations of the Registrant to pay to participants in the Plan in cash deferred compensation in amount equal to the value of their accumulated account balances under the Plan. The value of each participant's account balance is determined by a combination of (i) the amount of voluntary deferrals by the participant of salary and bonus payments under the Plan, (ii) the amount of the matching contribution made by the Registrant under the Plan , and (iii) the investment performance of the financial indices in which the account balance is deemed invested in accordance with the Plan.

         In accordance with the Plan, the distribution of account balances is made to participants following the termination of their employment in cash, at the election of the participant, either in a lump sum or in installments over a ten-year period. Except as required by a qualified domestic relations order, the right of a participant to payments under the Plan may not be sold, assigned, transferred, pledged or otherwise encumbered.

         Account balances are not segregated from the assets of the Registrant. The right of each participant to receive payments is that of a general, unsecured creditor of the Registrant, and ranks pari passu with all other unsecured and unsubordinated indebtedness of the Registrant from time to time outstanding.

         Account balances are not convertible into any other security of the Registrant. The plan obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Registrant. No trustee has been appointed having the authority to take action with respect to the rights of participants under the Plan.

Item 5.  Interests Of Named Experts And Counsel

         Not Applicable.

Item 6.  Indemnification Of Directors And Officers

         Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which permits a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except
(i) for any breach of the director's fiduciary duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or
(iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Amended and Restated Certificate of Incorporation contains provisions permitted by Section 102(b)(7) of the DGCL.

         Reference is made to Section 145 of DGCL which provides that a corporation may indemnify any persons, including directors and officers, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify directors and/or officers in an action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer actually and reasonably incurred. The Registrant's bylaws, as amended, requires indemnification of directors and officers of the Registrant as permitted by the DGCL.

         The Registrant may maintain liability insurance to protect each director and officer of the Registrant or another entity against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such persons against such expense, to indemnify such person against such expense, liability or loss under the DGCL.

Item 7.  Exemption From Registration Claimed

         Not applicable.

Item 8.  Exhibits

         The following exhibits are filed as part of this Registration
Statement:

5.1 Opinion of Peter M. Acton, Senior Vice President and General Counsel of the Registrant, as to the legality of the securities being registered.

23.1 Consent of Peter M. Acton, Senior Vice President and General Counsel of the Registrant (filed as part of Exhibit 5.1 hereof).

23.2     Consent of Independent Auditors.

24.1     Powers of Attorney of Directors and Officers of the Registrant.

Item 9.  Undertakings

(1)      The undersigned Registrant hereby undertakes:

         (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

         (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 19 day of December, 1996.

                                           TIG HOLDINGS, INC.

                                           By:      /s/ Jon W. Rotenstreich
                                                    ----------------------------
                                                    Name:  Jon W. Rotenstreich
                                                    Title:  Chairman and Chief
                                                              Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person on December 19, 1996 in the capacities and on the date indicated.

Signature                       Title(s)                                              Date
---------                       --------                                              ----

  /s/ Jon W. Rotenstreich       Chairman of the Board and Chief Executive             December 19, 1996
----------------------------    Officer and Director (Principal Executive Officer)
Jon W. Rotenstreich

             *
----------------------------
Don D. Hutson                   President, Chief Operating Officer and Director       December 19, 1996

             *
----------------------------
Edwin G. Pickett                Executive Vice President and Chief Financial          December 19, 1996
                                Officer (Principal Financial Officer)
             *
----------------------------
Steven A. Cook                  Controller (Principal Accounting Officer)             December 19, 1996

             *
--------------------------
George B. Beitzel               Director                                              December 19, 1996

             *
----------------------------
William G. Clark                Director                                              December 19, 1996

             *
----------------------------
Joel S. Ehrenkranz              Director                                              December 19, 1996

             *
----------------------------
George D. Gould                 Director                                              December 19, 1996

             *
----------------------------
William W. Priest, Jr.          Director                                              December 19, 1996

              *
----------------------------
Ann W. Richards                 Director                                              December 19, 1996

              *
----------------------------
Harold Tanner                   Director                                              December 19, 1996


  * By Power of Attorney

    /s/ Louis J. Paglia                                       December 19, 1996
    -------------------
    Louis J. Paglia
    Attorney-in-Fact

                                  EXHIBIT INDEX

EXHIBIT NO.
----------

5.1 Opinion of Peter M. Acton, Senior Vice President and General Counsel of the Registrant, as to the legality of the securities being registered.

23.1 Consent of Peter M. Acton, Senior Vice President and General Counsel of the Registrant (filed as part of Exhibit 5.1 hereof).

23.2              Consent of Independent Auditors.

24.1              Power of Attorney of Directors and Officers of the Registrant.